Exhibit 11
JOHN HANCOCK VARIABLE INSURANCE TRUST
200 Berkeley Street
Boston, Massachusetts 02116
June 29, 2026
To whom it may concern:
This opinion is written in reference to the shares of beneficial interest, $0.01 par value (the “Shares”), of the following series of John Hancock Variable Insurance Trust, a Massachusetts business trust (the “Trust”), to be offered and sold pursuant to the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 on or about June 29, 2026:

Acquired Fund	Acquiring Fund
Managed Volatility Balanced Portfolio	Lifestyle Balanced Portfolio
Managed Volatility Conservative Portfolio	Lifestyle Conservative Portfolio
Managed Volatility Growth Portfolio	Lifestyle Growth Portfolio
Managed Volatility Moderate Portfolio	Lifestyle Moderate Portfolio
I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.
1. The Trust has been duly recorded under the laws of the Commonwealth of Massachusetts and is a validly existing Massachusetts business trust.
2. The Shares have been duly authorized and, when sold in the manner contemplated by the Registration Statement, will be legally issued.
3. Purchasers of the Shares will not have any obligation to make payments to the Trust or its creditors (other than the purchase price of the Shares) or contributions to the Trust or its creditors solely by reason of the purchasers’ ownership of the Shares.
The Trust is an entity commonly known as a Massachusetts business trust. The opinion above, as it relates to purchasers’ obligations to make payments or contributions to the Trust or its creditors, is, therefore, qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the trust.
I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference made to me in the Registration Statement and any amendments thereto.
Very truly yours,
/s/ Harsha Pulluru
Harsha Pulluru Assistant Secretary of the Trust